Exhibit 99.2

Brightcove Signs Definitive Agreement to Acquire Zencoder

Leading cloud-based video encoding provider and open source HTML5 video player join suite of Brightcove cloud content services

Extends cloud platform offerings with new scalable services for developers that remove the cost and complexity of video encoding and delivery

BOSTON, Mass. (July 26, 2012) – Brightcove Inc. (NASDAQ: BCOV), a leading provider of cloud-based solutions for publishing and distributing professional digital media, today announced that it has entered into a definitive agreement to acquire privately-held Zencoder, a leading cloud-based video encoding service used by more than 1,000 organizations worldwide. Zencoder also provides Video.js, an open source HTML5 video player used on more than 24,000 websites*.

“We believe the Zencoder acquisition will advance Brightcove’s position as a leading cloud platform provider that not only provides rich, end-to-end solutions for digital content publishing and distribution, but also offers scalable standalone building blocks for developers to build custom systems,” said Jeremy Allaire, Brightcove chairman and chief executive officer. “We are happy to have the Zencoder team join the Brightcove family and help drive innovation and expand our platform-as-a-service offerings that empower users to deliver world-class content experiences to consumers on every device.”

Zencoder has an exceptional track record of technical innovation, operational performance and customer service, and currently serves more than 1,000 paying customers of all sizes including PBS, Scripps Networks Interactive, IGN, SmugMug, Yammer, TwitVid, College Humor, Funny or Die, and many others. The Zencoder cloud encoding service, rated 2X—10X faster than other top commercial cloud transcoding services**, is currently disrupting the traditional on-premise hardware and software encoding market. Demand for encoding is growing as organizations race to convert their growing media libraries into all the formats required by an increasingly diverse set of consumer device platforms. Customers across many industries prefer cloud encoding because it eliminates large up front investments, enabling utility-style pricing that can cost-effectively scale to efficiently handle fluctuating workloads. Additionally, the Zencoder Video.js HTML5 video player is disrupting the market for open source video player technology. Conceived as a free video player for the HTML5 era, Video.js has seen tremendous adoption and market share in just two years relative to legacy alternatives that were first built on the Adobe Flash platform. The free Video.js player is used by tens of thousands of organizations, including Montblanc, Dolce & Gabbana, Diesel, Illy, Applebee’s, Mattel, Kellogg’s, Les Echos, US Navy, Aetna, Transamerica, Washington State University, and many others.

“The Zencoder team is excited to join Brightcove,” said Jon Dahl, chief executive officer and co-founder of Zencoder. “Our founding mission was to build the best suite of media processing services in the cloud, with a focus on powerful, API-based tools for developers. Brightcove shares this vision, and by joining forces, we believe that we will be well positioned to accelerate Zencoder’s growth.”

Brightcove plans to continue to develop, operate, support, and promote the Zencoder encoding and Video.js services in their current form as distinct product offerings. Brightcove also plans to accelerate delivery of the Zencoder product roadmap and integrate Zencoder products and technologies with other Brightcove products. The Zencoder offices in San Francisco will become the Brightcove Bay Area Development Center, joining similar centers located in Boston and Seattle.

Conference Call Information

Further details on the transaction, including Zencoder’s expected financial contribution to Brightcove, will be discussed as part of Brightcove’s previously scheduled second quarter earnings conference call to be hosted today, July 26th, at 5:00 p.m ET. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic)

or 858-384-5517 (international). The replay conference ID is 397340. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud content services, provides a family of products used to publish and distribute the world’s professional digital media. The company’s products include Brightcove Video Cloud, the market-leading online video platform, and Brightcove App Cloud, a pioneering content app platform. More than 4,650 customers in over 50 countries rely on Video Cloud to build and operate media experiences across PCs, smartphones, tablets and connected TVs. For more information, visit http://www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the acquisition of Zencoder, the impact Zencoder’s products will have on our position as a leading cloud platform provider and the plans for integrating and selling Zencoder products. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses, our limited operating history, expectations regarding the widespread adoption of customer demand for our Video Cloud and App Cloud products, our ability to expand the sales of our products to customers located outside the U.S., keeping up with the rapid technological change required to remain competitive in our industry, our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel, the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in the Company’s final prospectus related to its initial public offering filed pursuant to Rule 424(b) under the Securities Act with the Securities and Exchange Commission on February 17, 2012, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Kristin Leighton

Brightcove Inc.

kleighton@brightcove.com

617-245-5094

*Builtwith.com: http://trends.builtwith.com/media/VideoJS

**CloudHarmony: http://blog.cloudharmony.com/2011/10/encoding-performance-comparing-zencoder.html